Exhibit 99.1

CACI Completes Acquisition of Six3 Systems, Inc.

Expands Company Market Opportunities by Approximately $15 Billion

Adds Highly Specialized Cyberspace, C4ISR, and Intelligence Capabilities

Arlington, Va., November 15, 2013 – CACI International Inc (NYSE: CACI) announced today that it has completed its transaction to acquire Six3 Systems, Inc., a premier provider of highly specialized support to the national security community in the areas of cyber and signals intelligence; intelligence, surveillance, and reconnaissance; and intelligence operations, from private equity firm GTCR. The transaction will expand CACI’s high-growth Cyberspace market, as well as build on CACI’s capabilities in its high-volume C4ISR (command, control, communications, computers, intelligence, surveillance, and reconnaissance) and Intelligence markets. Six3 Systems employs approximately 1,600 professionals worldwide, and its calendar year (CY) 2013 revenue is expected to be approximately $470 million. The purchase price is $820 million, subject to the net working capital adjustment. CACI will update its fiscal year 2014 guidance in the near future.

Headquartered in McLean, Virginia and with operations around the world, Six3 Systems provides highly specialized and differentiated strategic solutions, services, and products for the country’s most sensitive national security agencies and Department of Defense critical missions for customers in the Intelligence, Defense, and Civilian communities. The transaction is expected to be at least 5 percent accretive to CACI’s GAAP earnings per share in CY14 and at least 10 percent accretive to diluted adjusted earnings per share.

Dr. J.P. (Jack) London, CACI Chairman of the Board, stated, “As we complete our acquisition of Six3 Systems, Inc., the largest in our 51-year history, CACI has even greater confidence that the addition of Six3’s highly specialized capabilities will provide significant benefits for our national security customers. CACI brings the Six3 team larger resources and more opportunities to expand their customer base, and our combined company is positioned to efficiently develop high-end, next-generation solutions for national security needs. Our shared character and cultural commitment to integrity and innovation also assures our customers of ethical and high-quality support for their most critical missions.”

According to Ken Asbury, CACI President and Chief Executive Officer, “CACI’s acquisition of Six3 Systems Inc. is compelling on many levels. The acquisition is consistent with our three-part growth strategy to win new business, drive operational excellence, and continue our successful mergers and acquisitions program as the first priority for the deployment of our capital. Six3 Systems is a financially accretive acquisition that further differentiates CACI in our markets and complements our focus on national security. Our combined capabilities will add significant value to our customers’ vital missions, help drive our growth, and deliver positive shareholder returns.”

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap 600 Index, CACI provides dynamic careers for over 15,900 employees in 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the successful closing and integration of our acquisition of Six3 Systems, actual revenue and earnings realized by Six3 Systems and the performance of the Six3 Systems business, as well as the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media:	Investor Relations:
Jody Brown, Executive Vice President, Public Relations	David Dragics, Senior Vice President, Investor Relations
(703) 841-7801, jbrown@caci.com	(866) 606-3471, ddragics@caci.com

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